Exhibit 99.1 65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE:

Investor Contact:
GenVec, Inc.
Douglas J. Swirsky
(240) 632-5510
dswirsky@genvec.com

GENVEC FORMS COLLABORATION WITH WORLD-LEADING
ANIMAL HEALTH COMPANY

Merial to develop and commericalize FMD vaccines

GAITHERSBURG, MD – December 29, 2010 – GenVec, Inc. (NASDAQ: GNVC) today announced that the company will be working with Merial to develop and commercialize GenVec’s proprietary vaccine technology for use against foot-and-mouth disease (FMD). Merial is the leading FMD vaccine producer in the world, with leading positions in all key markets. Under the agreement, Merial will be responsible for all costs related to the development and commercialization of FMD vaccines developed through the collaboration.  GenVec will receive development milestones and royalties on sales.

GenVec’s novel FMD vaccine approach utilizes GenVec’s proprietary adenovector technology and is manufactured on a proprietary GenVec cell line that is capable of producing antigens without the use of the highly contagious FMD virus. Because the vaccine is produced without using live or killed virus materials, it can be produced cost effectively in the US and around the world.

“We look forward to working with GenVec to explore this promising technology for FMD vaccines” said Teshome Mebatsion, Senior Director Vector Vaccine Research, Merial.  Robert Nordgren, Global Head of Merial’s Bio R&D added that “Merial sees great potential for GenVec’s technology to positively impact the way that animal vaccines are produced and developed.”

“Our relationship with Merial complements our strategy of entering into collaborations to support the development of our pipeline of products,” said Dr. Paul Fischer, GenVec’s President and Chief Executive Officer.”

About GenVec

GenVec, Inc. is a biopharmaceutical company developing novel therapeutic drugs and vaccines. GenVec uses proprietary drug discovery and development technologies to support a portfolio of product programs that address the prevention and treatment of a number of major diseases.  In collaboration with Novartis, GenVec is developing novel treatments for hearing loss and balance disorders. GenVec also develops and is evaluating the potential of TNFerade for the treatment of certain cancers and is developing vaccines for infectious diseases including influenza, HIV, malaria, foot-and-mouth disease, respiratory syncytial virus (RSV), and HSV-2. Additional information about GenVec is available at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.

About Merial

Merial is a world-leading, innovation-driven animal health company, providing a comprehensive range of products to enhance the health, well-being and performance of a wide range of animals. Merial employs approximately 5,600 people and operates in more than 150 countries worldwide. Its 2009 sales were $2.6 billion. Merial is the Animal Health subsidiary of sanofi-aventis.

For more information, please see www.merial.com.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of GenVec’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations.  Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov.  These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

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